Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-171934) pertaining to the Limoneira Company 2010 Omnibus Incentive Plan, and
(2)Registration Statement (Form S-3 No. 333-239061) of Limoneira Company;

of our report dated December 18, 2020, with respect to the financial statements of Limoneira Lewis Community Builders, LLC as of October 31, 2020 and 2019 and for the years then ended included in this Annual Report (Form 10-K) of Limoneira Company for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Irvine, California
January 14, 2021